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                                                                 EXHIBIT 21.1

                          Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated.

                                                              State or
                                                   Percentage other Jurisdiction
                                                        Of      of Incorporation
Name of Subsidiary                                 Ownership  or Organization
------------------                                 ---------  -----------------

Canama Transportation (1)                             100        Cayman Islands
Caymex Transportation, Inc. (2)                       100        Delaware
Gateway Eastern Railway Company (3)                   100        Illinois
Gateway Western Railway Company (4)                   100        Illinois
Grupo Transportacion Ferroviaria
     Mexicana, S.A. de C.V.* (6)                       37        Mexico
Joplin Southern Corporation (7)                        47        Missouri
Joplin Union Depot*                                    33        Missouri
KC Terminal Railway (8)                                 8        Missouri
KCS Transportation Company (2)                        100        Delaware
Mexrail, Inc.* (8)                                     49        Delaware
Mid-South Microwave, Inc. (2)                         100        Delaware
NAFTA Rail, S.A. de C.V. (1)                          100        Mexico
North American Freight Transportation
     Alliance Rail Corporation                        100        Delaware
PABTEX GP, LLC (5)                                    100        Texas LLC
PABTEX, L.P.   (5)                                    100        Texas, Limited
                                                                 Partnership
Panama Canal Railway Company (9)                       50        Cayman Islands
Port Arthur Bulk Marine Terminal Co. (10)              80        Partnership
Rice-Carden Corporation (2)                           100        Missouri
SIS Bulk Holding, Inc. (5)                            100        Delaware
Southern Capital Corporation, LLC* (8)                 50        Delaware
Southern Development Company (2)                      100        Missouri
Southern Industrial Services, Inc.                    100        Delaware
The Kansas City Southern Railway Company              100        Missouri
The Texas-Mexican Railway Company* (11)               100        Texas
TFM, S.A. de C.V.* (12)                                80        Mexico
TransFin Insurance, Ltd.                              100        Vermont
Trans-Serve, Inc. (5) (13)                            100        Delaware
Veals, Inc.                                           100        Delaware
Wyandotte Garage Corporation                           80        Missouri


  *     Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)    Subsidiary of Caymex Transportation, Inc.
 (2)    Subsidiary of The Kansas City Southern Railway Company
 (3)    Subsidiary of Gateway Western Railway Company
 (4)    Subsidiary of KCS Transportation Company
 (5)    Subsidiary of Southern Industrial Services, Inc.
 (6)    Subsidiary of NAFTA Rail, S.A. de C.V.
 (7)    Subsidiary of Southern Development Company
 (8)    Unconsolidated affiliate of The Kansas City Southern Railway Company
 (9)    Subsidiary of Canama Transportation
 (10)   Subsidiary of Rice-Carden Corporation
 (11)   Subsidiary of Mexrail, Inc.
 (12)   Subsidiary of Grupo TFM
 (13)   Conducting business as Superior Tie & Timber